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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
JNI Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

*YOUR VOTE HAS NOT BEEN RECEIVED*

October 10, 2003

Dear Stockholder:

        Your vote has not yet been received for the Special Meeting of Stockholders of JNI Corporation to be held on Tuesday, October 28, 2003 at 10:00 a.m. local time, at JNI's headquarters located at 10945 Vista Sorrento Parkway, San Diego, California 92130. Even if you plan to attend the meeting in person, please take a moment right now to ensure that your shares are represented at this important meeting.

        At the meeting, you will be asked to vote upon a proposal to adopt the Agreement and Plan of Merger by and among Applied Micro Circuits Corporation, Azure Acquisition Corp., and JNI, pursuant to which JNI will become a wholly-owned subsidiary of AMCC and each outstanding share of JNI common stock will be converted into the right to receive $7.00 in cash, and to approve the merger. You will also be asked to vote upon a proposal to approve adjournments or postponements of the special meeting, if necessary to permit further solicitation of proxies.

*YOUR VOTE IS IMPORTANT*

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement and approve the merger. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at our special meeting and will effectively be counted as a vote against adoption of the merger agreement and approval of the merger.

*PLEASE ADD YOUR SUPPORT BY VOTING YOUR SHARES TODAY*

        Institutional Shareholder Services ("ISS"), the leading proxy advisory firm in the nation, has recommended that its clients vote "FOR" the merger concluding that, "Based on the market premium and the fairness opinion, we believe the merger agreement warrants shareholder support."

        Our Board of Directors believes that the merger is advisable and fair to, and in the best interests of, JNI stockholders and unanimously recommends that you vote "FOR" the adoption of the merger agreement and the approval of the merger.

        In order to ensure that every shareholder has an opportunity to vote their shares, we are enclosing an additional proxy card that will allow you to exercise your rights as a shareholder.

        Please vote by telephone or Internet today! Remember—every share and every vote counts! You may also sign, date and mail your proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc. at (800) 322-2885.

Thank you in advance for voting promptly.

Russell Stern President and Chief Executive Officer

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YOUR VOTE HAS NOT BEEN RECEIVED